UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
AARON RENTS, INC.

(Name of Registrant as Specified in its Charter)
N/A

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Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2006
       The 2006 Annual Meeting of Shareholders of Aaron Rents, Inc. (the “Company”), will be held on Tuesday, May 2, 2006, at 10:00 a.m., Eastern Time, at the SunTrust Plaza, 4th Floor, 303 Peachtree Street, N.E., Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

(1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

(2) The approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000; and

(3) Such other matters as may properly come before the meeting or any adjournment thereof.
      Information relating to the above items is set forth in the accompanying Proxy Statement.
      Only shareholders of record of the Class A Common Stock at the close of business on March 10, 2006 are entitled to vote at the meeting.

BY ORDER OF THE BOARD OF
DIRECTORS

JAMES L. CATES
Senior Group Vice President
and Corporate Secretary
Atlanta, Georgia
April 7, 2006
PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY
SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
IF YOU DO NOT ATTEND PERSONALLY.
No postage is required if mailed
in the United States in the accompanying envelope.

PROXY STATEMENT
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS
PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK (Item 2)
EQUITY COMPENSATION PLANS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
RELATED PARTY TRANSACTIONS
AUDIT MATTERS
FEES BILLED IN LAST TWO FISCAL YEARS
REPORT OF AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
COMMUNICATING WITH THE BOARD AND CORPORATE GOVERNANCE DOCUMENTS
OTHER MATTERS

Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia 30305-2377
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 2, 2006
GENERAL INFORMATION
      The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the “Company”) for use at the 2006 annual meeting of shareholders to be held on Tuesday, May 2, 2006 (the “Annual Meeting”), and any adjournment or postponement of the annual meeting.
      Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by executing another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.
      The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a plurality of the holders of shares of the Company’s Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The affirmative vote of the holders of a majority of the issued and outstanding shares of Class A Common Stock in person or represented by proxy, at the Annual Meeting will be necessary to approve the proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 as described in this Proxy Statement. For other matters that may be properly presented at the Annual Meeting, the matter will also be approved if more shares of Class A Common Stock are voted in favor of the matter than against it, unless a greater vote is required by law.
      Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director. Abstentions and broker non-votes have the effect of negative votes with respect to the proposed amendment to the Company’s Articles of Incorporation. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to non-routine matters.
      Only shareholders of record of Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of the Record Date, the Company had 8,396,233 shares of Class A Common Stock and 41,981,802 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors, one vote for approval of the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and any other matters that may properly come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors or the other proposal described herein or with respect to most other matters presented to the shareholders for a vote.
      The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks, and others for forwarding solicitation material to beneficial owners of shares of the Company’s Class A Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, facsimile, or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 7, 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK
      The following table sets forth, as of January 1, 2006 (except as otherwise noted), the beneficial ownership of the Company’s Class A Common Stock and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company’s Class A Common Stock, (ii) each of the Company’s directors, (iii) the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company who are listed in the Summary Compensation Table below (the “Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.
      Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of common stock held by him, her, or it.

		Amount and Nature
	Title of Class	of Beneficial
Beneficial Owner	of Common Stock	Ownership(1)		Percent of Class(1)

R. Charles Loudermilk, Sr.	Class A	5,358,627		63.82%
309 E. Paces Ferry Road	Common	2,604,878	(2)	6.26%
Atlanta, Georgia
Gabelli Asset Management, Inc.	Class A	903,953	(3)	10.77%
One Corporate Center
Rye, New York
T. Rowe Price Associates, Inc.	Class A	761,575	(4)	9.07%
100 E. Pratt Street
Baltimore, MD
Gilbert L. Danielson	Class A	4,500		*
	Common	422,135	(5)	1.01%
Ronald W. Allen	Class A	11,250		*
	Common	3,750		*
Earl Dolive	Class A	188,841		2.25%
	Common	189,383		*
Robert C. Loudermilk, Jr.	Class A	3,375	(6)	*
	Common	1,032,854	(7)	2.48%
William K. Butler, Jr.	Common	131,064	(8)	*
Leo Benatar	Class A	10,725		*
	Common	8,940		*
John Schuerholz	Class A	-0-		N/A
	Common	-0-		N/A
Ray M. Robinson	Common	3,750		*
David L. Kolb	Common	36,656		*
K. Todd Evans	Common	45,456	(9)	*
All executive officers and directors as a group	Class A	5,578,697		66.44%
(a total of 18 persons)	Common	4,713,891	(10)	11.32%

*	Less than 1%.

(1)	Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.

(2)	Includes currently exercisable options to purchase 187,500 shares of Common Stock and 11,788 shares of Common Stock held by Mr. Loudermilk, Sr.’s spouse.
(3)	As reported on Schedule 13D filed with the Securities and Exchange Commission on December 31, 2005 by Gabelli Asset Management, Inc.
(4)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by T. Rowe Price Associates, Inc.
(5)	Includes currently exercisable options to purchase 414,000 shares of Common Stock and 1,575 shares of Common Stock held by Mr. Danielson’s spouse.
(6)	Includes 3,375 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.’s children, of which Mr. Loudermilk, Jr. serves as trustee.
(7)	Includes currently exercisable options to purchase 225,000 shares of Common Stock, 226,760 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.’s children, of which Mr. Loudermilk, Jr. serves as trustee, and 38,798 shares of Common Stock held by Mr. Loudermilk, Jr.’s spouse.
(8)	Includes currently exercisable options to purchase 85,000 shares of Common Stock and 10,000 shares of Common Stock held by Mr. Butler’s spouse.
(9)	Includes currently exercisable options to purchase 45,000 shares of Common Stock.

(10)	Includes currently exercisable options to purchase 1,139,500 shares of Common Stock.

Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of either class of the Company’s common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company’s common stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and more than 10% shareholders during the year ended December 31, 2005.
ELECTION OF DIRECTORS
(Item 1)
      The Board of Directors is responsible for directing the management of the Company. The Company’s Bylaws provide for the Board of Directors to be composed of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors for the ensuing year, as the Board recommends, but in no event will the proxy be voted for more than ten nominees. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in a vacancy on the Board until the Board names additional nominees or reduces the size of the Board to ten members.
      On January 26, 2006, Mr. John Schuerholz was elected to the board of directors of the Company. Mr. Schuerholz came to the attention of the Board as a director candidate through a referral made to the Chairman of the Board.
      All of the nominees listed below are now directors of the Company and have consented to serve as directors if elected. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

		Principal Occupation for Past	Director
Name	Age	Five Years and Other Directorships	Since

R. Charles Loudermilk, Sr	78	Mr. Loudermilk, Sr. has served as Chairman of the Board and Chief Executive Officer of the Company since the Company’s incorporation in 1962. From 1962 to 1997, he was also President of the Company. He has been a director of America’s Mart Corporation, owner and manager of the Atlanta Merchandise Mart, since 1996. He is one of the founders and Chairman of the Board of The Buckhead Community Bank, and formerly the Chairman of the Board of Directors of the Metropolitan Atlanta Rapid Transit Authority.	1962
Robert C. Loudermilk, Jr.	46	Mr. Loudermilk, Jr., has served in various positions since joining the Company as an Assistant Store Manager in 1985. He has served as a Director of the Company since 1983, and as President and Chief Operating Officer of the Company since 1997.	1983
Gilbert L. Danielson	59	Mr. Danielson has served as Vice President, Finance and Chief Financial Officer and Director of the Company since 1990. He was named Executive Vice President in 1998. He has also served as a Director of Abrams Industries, Inc. since 2000.	1990
Ronald W. Allen(1)	64	Mr. Allen has served as a Director of the Company since 1997. He was Chairman and Chief Executive Officer of Delta Air Lines, an international air passenger carrier, from 1987 to 1997. He also served as President of Delta from 1983 to 1987 and from 1993 to 1997, and Chief Operating Officer from 1983 to 1997. He currently serves as a Director of The Coca-Cola Company.	1997
Leo Benatar(2)(3)	76	Mr. Benatar has served as a Director of the Company since 1994. He is currently a Principal with Benatar & Associates. Previously, he has been an associated consultant with A.T. Kearney, Inc., a management consulting and executive search company since 1996. He was Chairman of Engraph, Inc., and served as Chief Executive Officer of that company from 1981 to 1995. Mr. Benatar serves as a Director of Interstate Bakeries Corporation, Mohawk Industries, Inc., and Paxar Corporation. He previously served as Chairman of the Federal Reserve Bank of Atlanta.	1994
Earl Dolive(1)	88	Mr. Dolive has served as a Director of the Company since 1977. He currently serves as a Director of Greenway Medical Technologies, Inc. and as Director Emeritus of Genuine Parts Company, a distributor of automobile replacement parts. Prior to his retirement in 1988, he was Vice Chairman of the Board of Genuine Parts Company.	1977
Ray M. Robinson(2)	58	Mr. Robinson is President Emeritus of the East Lake Golf Club and Vice Chairman of the East Lake Community Foundation. He has served as a Director of the Company since 2002. Prior to his retirement in 2003 as Southern Region President, Mr. Robinson was employed with AT&T from 1968. Mr. Robinson currently serves on the Board of Directors for Avnet, Inc., Acuity Brands, Inc., Citizens Trust Bank, American Airlines and ChoicePoint, Inc.	2002

		Principal Occupation for Past	Director
Name	Age	Five Years and Other Directorships	Since

John Schuerholz	65	Mr. Schuerholz is Executive Vice President and General Manager of the Atlanta Braves professional baseball organization. Prior to joining the Atlanta Braves in 1990, he was employed from 1968 with the Kansas City Royals professional baseball organization in various management positions until being named Executive Vice President and General Manager of that organization in 1981.	2006
William K. Butler, Jr.	53	Mr. Butler joined the Company in 1974 as a Store Manager. He served as Vice President of the Aaron’s Rental Purchase Division from 1986 to 1995 and currently is President of that Division, now known as the Aaron’s Sales & Lease Ownership Division. Mr. Butler has served as a Director of the Company since 2000.	2000
David L. Kolb(1)(3)	67	Mr. Kolb was Chairman of the Board of Directors of Mohawk Industries, Inc., a manufacturer of flooring products, from 2001 until 2004. Prior to his retirement as Chairman in 2004, he also served as CEO from 1988 to 2001. Mr. Kolb has been a Director of the Company since August of 2003. He also serves on the Board of Directors for Chromcraft Revington Corporation and Paxar Corporation.	2003

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors.

(3)	Member of the Special Committee on Corporate Governance of the Board of Directors.
      There are no family relationships among any of the executive officers, directors, and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.
      The Board held four meetings during the year ended December 31, 2005 with each director attending at least 75% of the meetings of the Board and committees on which they served. The Board has determined that Messrs. Allen, Benatar, Dolive, Kolb, Robinson and Schuerholz are independent directors under the listing standards of the New York Stock Exchange. The Board believes that it should be sufficiently represented at the Company’s annual meetings of shareholders. Last year all of the Board’s then incumbent members attended the annual meeting.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 10 NOMINEES.
Committees of the Board of Directors
      The Board has a standing Audit Committee which is composed of Messrs. Allen, Dolive, and Kolb. All of the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange, and the Board has determined that both Mr. Dolive and Mr. Kolb are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission. The function of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. Among other responsibilities, the Audit Committee is directly responsible for the appointment, compensation, retention, and termination of the independent auditors, who report directly to the Committee. The Audit Committee operates pursuant to a written charter adopted by the board. The Audit Committee held four meetings during the year ended December 31, 2005. Please see page 17 for the 2005 Audit Committee Report.
      In 2005 the Board instituted a Compensation Committee, which is currently composed of Messers. Benatar and Robinson. The Compensation Committee is responsible for approving the executive compensation plans for the Named Executive Officers, and for approving the equity incentives for all employees. The Compensation Committee replaced the Stock Option Committee, which had two meetings in 2005. The Compensation Committee held one meeting during the year ended December 31, 2005.
      At its May 2, 2005 meeting, the Board established a Special Committee on Corporate Governance, initially composed of Messers. Benatar and Kolb, to examine certain corporate governance matters on behalf of the Board.
      The Board does not have a nominating committee. Certain New York Stock Exchange listing criteria related to nominating and compensation committees and the composition of the Board are not applicable to the Company because a majority of its voting Class A Common Stock is beneficially owned by the Chairman and Chief Executive Officer, Mr. Loudermilk, Sr.
      In addition to these committees, the non-management and independent members of the Board meet from to time to time in executive session, without management present. Mr. Benatar currently chairs these meetings as lead director.
Director Nominations
      The Board of Directors is responsible for considering and making recommendations to the shareholders concerning nominees for election as director at the Company’s meetings of shareholders, and nominees for appointments to fill any vacancy on the Board. Because of the practical necessity that a candidate for director must be acceptable to Mr. Loudermilk, Sr., in his capacity as holder of a majority of the Company’s voting stock, in order to be elected, the Board believes it is desirable for the nominations function to be fulfilled by the full Board, including Mr. Loudermilk, Sr., rather than by a nominating committee that does not include him.
      To fulfill its nominations responsibilities, the Board periodically considers the experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board evaluates each incumbent’s continued service, in light of the Board’s collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Board proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates. The Board evaluates the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members before the Board makes a decision.
      At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field and the ability to devote sufficient time to carry out the duties of a director. In addition to these minimum qualifications, in evaluating candidates the Board may consider all information relevant in its business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the

Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; and input from the Company’s majority shareholder.
      Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of the Company’s Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING.
      The Board will consider including in its slate of director nominees for an annual shareholders’ meeting a nominee submitted to the Company by a shareholder. In order for the Board to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at the Company’s principal executive offices at least 120 days before the first anniversary of the date that the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board requests in connection with its evaluation of the nominee.
      The shareholder’s nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board may consider all relevant information, including the factors described above; whether there are or will be any vacancies on the Board; and the size of the nominating shareholder’s holdings in the Company and the length of time such shareholder has owned such holdings.
PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK
(Item 2)
      The Board of Directors resolved to amend the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) to increase the number of shares of the Company’s authorized Common Stock, $.50 par value per share from 50,000,000 to 100,000,000, and to submit the Amendment to the shareholders at the Annual Meeting for their approval.
      The Board of Directors believes that it is in the Company’s best interests to increase the number of shares of authorized Common Stock to have additional shares available to meet needs if they arise. As of the Record Date, 41,981,802 shares of Common Stock were issued and outstanding. Of the remaining authorized shares of Common Stock, 3,026,272 shares were reserved for issuance upon the exercise of options previously granted or available to be granted under the Company’s option plans, 3,007,800 shares were held in treasury and 1,984,126 shares remained unissued, unreserved and available for future corporate purposes.
      The purpose of increasing the authorized number of shares of Common Stock is to give the Board of Directors greater flexibility in connection with the Company’s capital structure, possible future financing requirements, employee compensation and other corporate matters. If the Amendment is approved, the Board of Directors would be permitted to issue Common Stock for any proper corporate purpose — including stock splits, stock dividends, acquisitions of other businesses or properties, raising additional capital, or issuances under current or future stock option or other employee benefit plans without obtaining approval of the shareholders. Shares of Common Stock could be issued publicly or privately.
      Holders of the Common Stock do not have preemptive or similar rights to subscribe for additional securities which may be issued by the Company, and the issuance of additional securities may have a dilutive effect on existing holders of the Common Stock. The Company does not presently have any agreements, understandings or arrangements regarding the possible issuance of any Common Stock subject to approval under this Amendment. The Amendment is not intended as an anti-takeover device and it is not proposed in response to any specific takeover threat known to the Board of Directors.
      The Amendment does not affect the other classes of the Company’s capital stock, including its Class A Common Stock, $.50 par value per share, of which 25,000,000 shares are authorized for issuance, and as of the Record Date, 8,396,233 were issued and outstanding and 3,667,623 were held in treasury, or the Company’s Preferred Stock, par value $1.00 per share, of which 1,000,000 shares are authorized for issuance and none are issued or outstanding. Holders of Common Stock generally have no right to vote at meetings of shareholders, except where required by law or the Company’s Articles of Incorporation. Pursuant to Georgia law and the Company’s Articles of Incorporation, the number of authorized shares of Common Stock may be increased by the affirmative vote of a majority of the votes which may be collectively cast by holders of the Class A Common Stock — consequently, the holders of Common Stock are not entitled to vote on the Amendment.
      Although the Company presently intends to file the Amendment with the Georgia Secretary of State as promptly as practicable after the Amendment is approved by the shareholders, the Board reserves the right to delay or abandon the Amendment at its discretion.
      Approval of the Amendment will require the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.
EQUITY COMPENSATION PLANS
      The following table sets forth aggregate information as of December 31, 2005 about the Company’s compensation plans under which our equity securities are authorized for issuance.

	Number of Securities to		Number of Securities
	be Issued Upon	Weighted-Average	Remaining Available for
	Exercise of Outstanding	Exercise Price of	Future Issuance Under
	Options, Warrants and	Outstanding Options,	Equity Compensation
Plan Category	Rights	Warrants and Rights	Plans

Equity Compensation Plans Approved by Shareholders	3,026,276	$11.73	954,000
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers
      Set forth below are the names and ages of all executive officers of the Company as of February 24, 2006. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.
      The Company has adopted a code of ethics applicable to its Chief Executive, Financial and Accounting Officers. The Company will provide to any person without charge, upon request, a copy of the code of ethics.

Request should be made in writing to the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377.

Position with the Company and Principal Occupation During the
Name (Age)	Past Five Years

R. Charles Loudermilk, Sr. (78)	Chairman of the Board of Directors and Chief Executive Officer of the Company.*

Robert C. Loudermilk, Jr. (46)	President and Chief Operating Officer of the Company.*

Gilbert L. Danielson (59)	Executive Vice President and Chief Financial Officer of the Company.*

James L. Cates (55)	Mr. Cates has served as Director of Risk Management since 1990, Vice President since 1994, Secretary of the Company since 1999 and Senior Group Vice President since 2002.

William K. Butler, Jr. (53)	President of the Aaron’s Sales & Lease Ownership Division.*

Eduardo Quinones (45)	Mr. Quinones joined the Company in 1985 as a Store Manager. He served as Vice President of the Corporate Furnishings Division from 1989 until becoming President of that Division in 2000.

Christopher M. Champion (35)	Mr. Champion has served as Vice President, General Counsel since 2005. Prior to then he was employed since 1997 with Russell Corporation, an apparel and sporting goods manufacturer serving most recently as Deputy General Counsel.

B. Lee Landers (47)	Mr. Landers has served as Vice President, Chief Information Officer since 1999. Prior to 1999, he held various engineering and technology management positions with The Southern Company.

Robert P. Sinclair, Jr. (44)	Mr. Sinclair has served as Controller of the Company since 1990, Chief Financial Officer of the Aaron’s Sales & Lease Ownership Division from 1995 to 1999, and Vice President, Corporate Controller since 1999.
Mitchell S. Paull (47)	Mr. Paull served as Vice President, Treasurer of the Company from 1991 until 1999. From 1999 to 2001, Mr. Paull served as Chief Financial Officer and Vice President Finance and Administration of Winter, a construction management company and as Chief Financial Officer and Vice President-Finance for Career Fair, a computer software company. Mr. Paull rejoined the Company as Senior Vice President in 2001 and in 2005 was appointed to Senior Vice President, Merchandising and Logistics, Aaron’s Sales & Lease Ownership Division.

Position with the Company and Principal Occupation During the
Name (Age)	Past Five Years

K. Todd Evans (42)	Mr. Evans served as Director of Franchise Development for the Company from 1991 until 1998 and Vice President from 1998 to 2000. From March 2000 to October 2000, Mr. Evans served as President of Her-Kel Investments, a franchisee of the Company. Mr. Evans rejoined the Company in October 2000 as Vice President, Business Development and was promoted to Vice President, Franchising in 2001.
Marc S. Rogovin (46)	Mr. Rogovin served as Director of Real Estate and Construction for the Company from 1997 to 1998, and has served as Vice President, Real Estate and Construction since 1998.

*	For additional information concerning these individuals, see ELECTION OF DIRECTORS (Item 1) above.

Executive Compensation Summary
      The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer and the other Named Executive Officers of the Company.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards

					Number of
		Annual Compensation			Securities
	Fiscal				Underlying
	Year			Other Annual	Stock Options	All Other
Name and Principal Position	Ended	Salary	Bonus	Compensation(1)	(#)	Compensation

R. Charles Loudermilk, Sr.	2005	$454,000	$932,821	—	—	$47,234	(2)
Chairman of the Board and	2004	454,000	853,435	—	48,450	47,861	(3)
Chief Executive Officer	2003	454,000	584,459	—	105,000	141,368	(4)
Robert C. Loudermilk, Jr.	2005	350,000	92,429	—	—	1,697	(5)
President and Chief	2004	325,000	84,590	—	48,450	2,078	(5)
Operating Officer	2003	282,500	—	—	105,000	2,707	(5)
Gilbert L. Danielson	2005	350,000	92,429	—	—	1,686	(5)
Executive Vice President and	2004	325,000	84,590	—	48,450	2,011	(5)
Chief Financial Officer	2003	300,000	—	—	105,000	2,870	(5)
William K. Butler, Jr.	2005	425,000	172,084	—	—	2,615	(5)
President, Aaron’s Sales &	2004	400,000	199,825	—	96,900	2,777	(5)
Lease Ownership Division	2003	375,000	156,100	—	105,000	3,646	(5)
K. Todd Evans	2005	180,000	150,000	—	3,520	1,908	(5)
Vice President, Franchising	2004	167,923	133,500	—	2,520	2,030	(5)
	2003	160,000	136,000	—	6,000	2,730	(5)

(1)	Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive’s salary and bonus.

(2)	Represents a portion of the premiums paid, and reimbursement of the executive’s resulting income tax liability, with respect to the split dollar life insurance policies described in RELATED PARTY TRANSACTIONS below.

(3)	Includes a matching contribution of $1,647 made by the Company to the executive’s account in the Company’s 401(k) plan, and $46,214 representing a portion of the premiums paid, and reimbursement of the executive’s resulting income tax liability, with respect to the split dollar life insurance policies described in RELATED PARTY TRANSACTIONS below.

(4)	Includes a matching contribution of $2,692 made by the Company to the executive’s account in the Company’s 401(k) plan, and $138,676 representing a portion of the premiums paid, and reimbursement of the executive’s resulting income tax liability, with respect to the split dollar life insurance policies described in RELATED PARTY TRANSACTIONS below.

(5)	Represents a matching contribution made by the Company to the executive’s account in the Company’s 401(k) plan.
Compensation Committee Report on Executive Compensation
      General. Beginning with the establishment of the Compensation Committee in 2005, decisions on compensation of the Company’s Named Executive Officers generally are made by the Compensation Committee based upon the recommendation of the Chief Executive Officer. The objectives of the Company’s compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company’s business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the Committee and the Board rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity. Such companies are not limited to those comprising the Peer Group in the Five-Year Shareholder Return Comparison graph. They also consider the performance of the Company and the merits of the individual under consideration.
      Salary. The Chief Executive Officer makes recommendations annually to the Compensation Committee regarding the base salary, if any, for the Company’s Named Executive Officers, including himself, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the Named Executive Officer. With respect to the other executive officers, the Chief Executive Officer makes these salary determinations. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 for the year ended December 31, 2005, which represented no change in his salary from fiscal 2004 or 2003. The other Named Executive Officers received raises as set forth in the Summary Compensation Table, in accordance generally with the principles set forth above.
      Bonus. In 2005, the Company’s shareholders approved the Aaron Rents, Inc. Executive Bonus Plan. The purpose of the Executive Bonus Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success. For 2005, the Company’s annual incentive bonus program was based solely on the Company’s financial performance. The Board of Directors Compensation Committee approved incentive bonus plans for the following Named Executive Officers: Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, and Butler. In addition, Messrs. Loudermilk, Sr. and Butler established a bonus plan for Mr. Evans. The bonus plans for Messrs. Loudermilk, Sr., Loudermilk, Jr., and Danielson provided for the payment to them of cash incentives equal to specified percentages of the pre-tax earnings of the Company for its 2005 fiscal year (without giving effect to bonuses), provided that 2005 pre-tax earnings exceeded those of 2004 (after giving effect to bonuses). The bonus plans for Messrs. Butler and Evans were similar, except that their bonuses depended, in Mr. Butler’s case, on the cash basis pre-tax earnings of the Aaron’s Sales & Lease Ownership Division, and in Mr. Evans’ case, on achievement of quarterly pre-tax profit objectives for the Aaron’s Sales & Lease Ownership Division’s franchise operations and on new franchise store opening goals.
      Mr. Loudermilk, Sr.’s bonus opportunity was equal to 1% of the Company’s pre-tax earnings for fiscal 2005. Factors considered in setting his bonus opportunity included the successful acceleration of the Company’s growth plans and continued improvement in the Company’s financial condition.
      In accordance with these previously established incentive plans, the Board of Directors approved the payment of the incentive bonuses for 2005 to the Named Executive Officers in the amounts set forth in the Summary Compensation Table, as it had been determined that the objectives had been met.
      Stock Options. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Options and awards equivalent to 102,080 shares of Common Stock were awarded to officers and employees during the year ended December 31, 2005. Details on options granted to the Named Executive Officers in 2005 are set forth in the Option Grants in Last Fiscal Year table. The amount and nature of prior awards are generally considered in determining new option awards for executive officers, although other factors, such as the need to retain experienced managers, are also considered.
      Compensation Deductibility. An income tax deduction under federal law will generally be available for annual compensation in excess of $1 million paid to the Named Executive Officers only if that compensation is “performance-based” and complies with certain other tax law requirement. Although the Board considers deductibility issues when approving executive compensation, the Board believes that other compensation objectives, such as attracting, retaining and providing incentives to qualified executives, are important and may supersede the goal of maintaining deductibility. Consequently, the Board may make compensation decisions without regard to deductibility when it is in the best interests of the Company and its shareholders to do so. The adoption and shareholder approval of the Executive Bonus Plan in 2005 and the establishment of the

Compensation Committee in that year were partly undertaken for purposes of maintaining deductibility of executive compensation.

THE COMPENSATION COMMITTEE
Leo Benatar
Ray M. Robinson
Five-Year Shareholder Return Comparison
      Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock with that of (i) the S&P Small Cap 600 Index and (ii) a group of publicly traded rental purchase companies (the “Peer Group”). For 2005, the Peer Group consisted of Rent-A-Center, Inc. and Rent-Way, Inc. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG AARON RENTS, INC., THE S & P SMALLCAP 600 INDEX
AND A PEER GROUP

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

Aaron Rents, Inc.	100.00	116.19	156.23	215.98	403.09	340.75
S & P SmallCap 600	100.00	106.54	90.95	126.23	154.82	166.71
Peer Group	100.00	101.55	137.97	215.11	191.66	137.96
Employment Agreements with Named Executive Officers
      Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler and Evans have each entered into employment agreements with the Company. The agreements provide that each executive’s employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

Director Compensation
      Effective January 1, 2006, each outside director receives $3,000 or the equivalent amount in shares of the Company’s Common Stock for each Board meeting attended. Each outside director is also paid a quarterly retainer of $2,000 or the equivalent amount in shares of the Company’s Common Stock. Audit Committee members receive $1,000 for each Audit Committee meeting attended with the Chairman of the Audit Committee receiving $1,500 for each meeting attended. Each member of the Compensation Committee receives $500 for each Compensation Committee meeting attended. Mr. Benatar, as Lead Director, receives in addition to this Board and Committee fees, an annual retainer of $15,000, paid quarterly for his role as Lead Director. Directors who are employees of the Company receive no compensation for attendance at Board or Committee meetings.
Option Grants
      The following table lists grants of stock options made by the Company during the last fiscal year to the Named Executive Officers.
OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed
	Number of		Percent of Total			Annual Rates of Stock
	Securities		Options			Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term(1)
	Options		Employees in	Base Price	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)	Date	5%($)	10%($)

R. Charles Loudermilk, Sr	0		N/A	N/A	N/A	N/A	N/A
Robert C. Loudermilk, Jr.	0		N/A	N/A	N/A	N/A	N/A
Gilbert L. Danielson	0		N/A	N/A	N/A	N/A	N/A
William K. Butler, Jr.	0		N/A	N/A	N/A	N/A	N/A
K. Todd Evans	1,600	(2)	1.57%	$22.47	5/16/2005	$19,926	$53,025
	1,920	(2)	1.88%	24.94	8/15/2005	30,144	76,316

(1)	These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Class A Common Stock and Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	These options were granted pursuant to the Company’s 2001 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.
Option Exercises and Fiscal Year-End Values
      The following table shows for the Company’s Chief Executive Officer and the other Named Executive Officers information with respect to the exercise of options for Common Stock during the year ended December 31, 2005, the number of shares covered by both exercisable and non-exercisable stock options for Common Stock as of December 31, 2004 and the values of “in-the-money” options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Company’s Common Stock.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the
	Acquired		Options at December 31,		Money Options at
	on	Value	2005 (No. of Shares)		December 31, 2005(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Charles Loudermilk, Sr	0	0	187,500	153,450	$2,792,815	$1,164,192
Robert C. Loudermilk, Jr.	0	0	225,000	153,450	3,602,379	1,164,192
Gilbert L. Danielson	0	0	414,000	153,450	6,524,001	1,164,192
William K. Butler, Jr.	50,000	$769,710	85,000	201,900	911,666	1,524,985
K. Todd Evans	0	0	45,000	6,000	704,850	34,400

(1)	Aggregate market value (based on December 31, 2005 closing stock price of $21.08 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.
Compensation Committee Interlocks
      None of the members of our Compensation Committee has served as an officer or an employee of the Company during the previous fiscal year. No interlocking relationship exists between the Company’s Board of Directors, Compensation Committee or executive officers and the board of directors, compensation committee or executive officers of another company, nor has such relationship existed in the past.
RELATED PARTY TRANSACTIONS
      As part of its marketing program, the Company sponsors professional driver Michael Waltrip’s Aaron’s Dream Machine in the NASCAR Busch Series. In 2005, as a part of this marketing program, the Company began sponsoring a driver development program implemented by Mr. Waltrip’s company. The two drivers participating in the driver development program for 2005 are both the sons of Mr. Butler. The portion of the Company’s sponsorship of Michael Waltrip attributable to the driver development program was $890,000 for 2005 and is projected to be approximately $983,000 for 2006.
      In May 2005, Crown Holdings, LLC (“Crown Holdings”) owned by Mr. Loudermilk, Sr.’s sister-in-law and her husband entered into a franchise and area development agreement to open three Aaron Sales & Lease Ownership stores. The terms of the agreement are the same as with all new franchisees. In 2005, the Company received $100,000 in franchise and area development fees from Crown Holdings. No franchise fee or royalty income was recorded by the Company in 2005, as Crown Holdings’ first store was not opened until January 2006.
      The Company purchased a parcel of land in 2000 and finished construction in 2001 of an approximately 50,000 square foot building which accommodates the Company’s financial and information technology operations. The cost of this land and building was approximately $6.1 million. During April 2002, the Company sold the land and building to a limited liability company whose sole owners are Mr. Loudermilk, Sr. and Mr. Loudermilk, Jr. for approximately $6.3 million. The Company loaned the limited liability company approximately $1 million to partially finance the acquisition, and the loan plus interest was paid back to the Company shortly after closing. The Company is leasing this facility from the limited liability company under a 15-year lease with a current rent of approximately $617,000 annually.
      Aaron Ventures I, LLC (“Aaron Ventures”) was formed in December 2002 for the purpose of acquiring properties from the Company and leasing them. Messrs. Loudermilk, Sr., Butler, Rogovin and Cates are the managers of Aaron Ventures, and its owners are all officers of the Company, including all of the Named Executive Officers and six other executive officers. The combined ownership interest for all Named Executive

Officers represents 47.37% of which Mr. Loudermilk Sr.’s interest is 10.53%. In December 2002, Aaron Ventures purchased eleven properties from the Company, all former Heilig-Meyers stores, for a total purchase price of $5,000,000. The Company acquired these properties from Heilig-Meyers in 2001 and 2002 for an aggregate purchase price of approximately $4,000,000. The price paid by Aaron Ventures was arrived at by adding the Company’s acquisition cost to the cost of improvements made by the Company to the properties prior to the sale to Aaron Ventures. In September of 2004, Aaron Ventures purchased an additional eleven properties from the Company for a total purchase price of $6,895,000. The Company had acquired these properties over a period of several years. The purchase price paid by Aaron Ventures was determined from the individual fair market valuation and the results of current formal written appraisals completed for each location. Aaron Ventures currently leases 21 of the above properties to the Company for 15-year terms at an annual rental of approximately $1,345,000.
      Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.’s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 2005 represented $2,497,209 and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the year ended December 31, 2005 totaled $264,790.
      The Audit Committee of the Company’s Board of Directors reviews all material transactions between the Company and the Company’s directors and executive officers.
AUDIT MATTERS
      Ernst & Young LLP served as auditors of the Company for the year ended December 31, 2005, and has been selected by the Audit Committee of the Board of Directors to continue as the Company’s auditors for the current fiscal year. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions. The following table sets forth the Ernst & Young fees for services to the Company in the last two fiscal years.
FEES BILLED IN LAST TWO FISCAL YEARS

	Year Ended December 31,

	2005	2004

Audit(1)	$1,374,342	$1,198,100
Audit-Related(2)	37,900	13,500
Tax(3)	196,472	143,302
All Other	0	0

	$1,608,714	$1,354,902

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and internal control over financial reporting, review of quarterly financial statements and audit services provided in connection with statutory and regulatory filings.

(2)	Includes fees for the audit of the Company’s 401(k) plan and advice regarding new SEC and GAAP disclosure requirements.

(3)	Includes fees for tax compliance, tax advice and tax planning services.
Approval of Auditor Services
      The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent public accountants. To help fulfill this responsibility, the Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (“Policy”). Under the Policy, all auditor services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis — called “specific pre-approval” — or (2) by the description in sufficient detail in the Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration — called “general pre-approval”. Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Committee or the Chairman of the Committee. The Policy describes the audit, audit-related and tax services which have received general pre-approval — these general pre-approvals allow the Company to engage the independent accountants for the enumerated services for individual engagements up to the fee levels prescribed in the Policy. The annual audit engagement for the Company is subject to the specific pre-approval of the Committee. Any engagement of the independent accountants pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Policy does not delegate the Audit Committee’s responsibility to pre-approve services performed by the independent public accountants to management.
REPORT OF AUDIT COMMITTEE
      The Audit Committee is composed of three “independent” members of the Board of Directors as defined under the listing standards of the New York Stock Exchange and operates pursuant to a written charter adopted by the Board and available through the Company’s website, www.aaronrents.com. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditors for 2005, Ernst & Young LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and has discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.
      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      This report is respectfully submitted by the Audit Committee of the Board of Directors.

David L. Kolb, Chairman
Earl Dolive
Ronald W. Allen
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company’s 2007 annual meeting must be received by December 13, 2006 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after February 21, 2007. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 21, 2007 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

COMMUNICATING WITH THE BOARD AND CORPORATE GOVERNANCE DOCUMENTS
      The Company’s security holders and other interested parties may communicate with the Board, the non-management or independent directors as a group, or individual directors by writing to them in care of the Corporate Secretary, Aaron Rents, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.
      The Audit Committee Charter, the Company’s Code of Business Conduct and Ethics, its Code of Ethics for the Chief Executive Officer and the senior financial officers and employees and its Corporate Governance Guidelines can each be viewed by clicking the “Corporate Governance” tab on the Investor Relations area of the website at http://www.aaronrents.com. You may also obtain a copy of any of these documents without charge by writing to the Corporate Secretary, Aaron Rents, Inc., 309 East Paces Ferry Road, NE, Atlanta, Georgia 30305-2377.
OTHER MATTERS
      The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.
      THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES L. CATES
Senior Group Vice President
and Corporate Secretary
April 7, 2006

Aaron Rents, Inc.

Aaron Rents, Inc.
This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 2, 2006
CLASS A COMMON STOCK PROXY
     The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 2nd day of May 2006, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1)	☐	FOR all nominees listed below (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

NOMINEES:	R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, William K. Butler, Jr., Ronald W. Allen, Leo Benatar, Earl Dolive, David L. Kolb, Ray M. Robinson and John Schuerholz.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(2)	FOR approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000;

☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)	FOR the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue thereof.
     THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE AND A VOTE “FOR”APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.
(Continued and to be dated and signed on reverse side)

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 7, 2006 and the Proxy Statement furnished therewith.

Dated and signed	, 2006

(Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer.)
     This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.